Exhibit 10.2

Histogenics Corporation

830 Winter Street

Waltham MA 02451

Lock-Up Agreement

[●], 2019

This Lock-Up Agreement (this “Agreement”) is executed in connection with the Securities Purchase Agreement (the “Purchase Agreement”) dated as of June 13, 2019 by and among Ocugen, Inc. (“Ocugen”), Histogenics Corporation, to be renamed Ocugen, Inc. (“Histogenics”), and the investors party thereto (the “Buyers”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement.

In connection with, and as an inducement to, the parties entering into the Purchase Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of Histogenics, during the period commencing on the date hereof and continuing until the end of the Lock-Up Period (as hereinafter defined), the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Histogenics Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Histogenics Common Stock (including without limitation, Histogenics Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities of Histogenics which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (collectively, the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Histogenics Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Histogenics Common Stock or any security convertible into or exercisable or exchangeable for Histogenics Common Stock; (4) grant any proxies or powers of attorney with respect to any Securities, deposit any Securities into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any Securities; (5) if applicable, exercise any “piggyback” or other similar registration rights the undersigned holds, including, without limitation, any such rights pursuant to that certain Second Amended and Restated Investors’ Rights Agreement, dated as of December 18, 2013, by and between Histogenics and the investors part thereto (the “IRA”); or (6) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective on the date that is ninety (90) calendar days after the earliest of (x) such time as all of the Registrable Securities (as defined in the Registration Rights Agreement) may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), (y) the one (1) year anniversary of the Closing Date, and (z) the date that the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC; provided that, this clause (z) shall only apply if there are no Cutback Shares (as defined in the Registration Rights Agreement) arising from the Initial Registration Statement. The period during which the Lock-Up Restrictions apply to the Securities shall be deemed the “Lock-Up Period” with respect thereto.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer any of the Securities (i) as a bona fide gift or charitable contribution, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) as distributions or dividends of shares of Histogenics Common Stock or any security convertible into or exercisable for Histogenics Common Stock to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, (iv) if the undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession, (vi) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi), (viii) to Histogenics in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase Histogenics Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), (ix) to Histogenics in connection with the termination of employment or other termination of a service provider and pursuant to agreements in effect as of the date hereof whereby Histogenics has the option to repurchase such shares or securities, (x) acquired by the undersigned in open market transactions after the date hereof, (xi) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Histogenics’ capital stock involving a change of control of Histogenics, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement, or (xii) pursuant to an order of a court or regulatory agency; provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with Histogenics to be bound by the terms and conditions of this Agreement and either the undersigned or the transferee provides Histogenics with a copy of such agreement promptly upon consummation of such transaction; and provided, further, in the case of clauses (i)-(x), no filing by any party under Section 16(a) of the Exchange Act or other public announcement shall be required or s hall be made voluntarily in connection with such transfer and any such transfer or disposition shall not involve a disposition for value . For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to equity incentive plans existing immediately following the date hereof, including the “net” exercise of such opt ions in accordance with their terms and the surrender of Histogenics Common Stock in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such exercise, (ii) conversion or exercise of warrants into Histogenics Common Stock or into any other security convertible into or exercisable for Histogenics Common Stock that are outstanding as of the date hereof (but for the avoidance of doubt, excluding all manners of conversion or exercise that would involve a sale in the open market of any securities relating to such warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such conversion or exercise; and provided, further that the recipient of Histogenics Common Stock agrees in writing with Histogenics to be bound by the terms of this Agreement, or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, Histogenics or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, Histogenics or any other person, prior to the expiration of the applicable Lock-Up Period. Any attempted transfer in violation of this Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set fort h in this Agreement, and will not be recorded on the share register of Histogenics. In furtherance of the foregoing, Histogenics and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Histogenics Common Stock if such transfer would constitute a violation or breach of this Agreement. Histogenics may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Histogenics Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

In the event that any holder of Histogenics’ securities that is subject to a substantially similar agreement entered into by such holder, other than the undersigned, is permitted by Histogenics to sell or otherwise transfer or dispose of shares of Histogenics Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder, the same percentage of shares of Histogenics Common Stock held by the undersigned shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by Histogenics to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders’ shares of Histogenics Common Stock in an aggregate amount in excess of 1% of the number of shares of Histogenics Common Stock originally subject to a substantially similar agreement.

Upon the release of any of the Securities from this Agreement, Histogenics will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates representing the Securities without the restrictive legend above or the withdrawal of any stop transfer instructions.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if the Purchase Agreement is terminated prior to the Closing Date pursuant to its terms, upon the date of such termination.

In addition to the foregoing, the undersigned hereby irrevocable waives any “piggyback” or other similar registration rights the undersigned holds, including, without limitation, any such rights pursuant to the IRA, with respect to the filing of any Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement.

The undersigned understands that Histogenics, Ocugen and the Buyers are entering into the Purchase Agreement in reliance upon this Agreement.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(Signature Page Follows)

This Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of Histogenics, Ocugen and the undersigned in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among Histogenics, Ocugen and the undersigned, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by Histogenics and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Agreement.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Lock -Up Agreement Signature Page]

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